Exhibit 23.3

NSAI      Netherland, Sewell
& Associates, Inc.

Consent of Independent Petroleum Engineers and Geologists

We hereby consent to the incorporation by reference of our report of Royale Energy (the “Company”) dated February 18, 2011, in the on the Registration Statement on Form S-3 of the Company and its subsidiaries, to be filed with the Securities and Exchange Commission on December 12, 2011

We also consent to the reference to our firm under the captions "Experts" in the Registration Statement on Form S-3.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
December 12, 2011